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                                                                   EXHIBIT "B"

                          AMENDED AND RESTATED BYLAWS
                                      OF
                       IGX CORP., A DELAWARE CORPORATION

                                   ARTICLE I
                                    OFFICES

         Section 1. The registered office shall be in the City of Dover, County of Kent, State of Delaware.

         Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

         Section 1. All meetings of the stockholders for the election of directors shall be held in the City of Livonia, State of Michigan, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the purpose of electing Directors in the class whose term expires at the annual meeting, and for the transaction of only such other business as is properly brought before the meeting in accordance with these bylaws.

         To be properly brought before the meeting, business must be either
(a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or
(c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have satisfied all of the conditions set forth in Securities and Exchange Commission Rule 14a-8, including particularly the requirement that the stockholder give timely written notice of his proposal to the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the corporation at the executive offices of the corporation within the time period specified in Rule 14a-8(e) (Question 5(2)), or any successor

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thereto, and such notice to the Secretary shall set forth, as to each matter the stockholder proposes to bring before the annual meeting, the information required by said Rule 14a-8. Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at the annual meeting except tin accordance with the procedures and conditions set forth in this Article II,
Section 2 and said Rule 14a-8; provided, however, that nothing in this Article II, Section 2 or said Rule 14a-8 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting. The chairman of an annual meeting shall, if the facts warrants, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II, Section 2, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, or cause the corporation=s transfer agent to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.


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         Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 10. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

         Section 11. At and after such time as the corporation becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all action required to be taken at any annual or special meeting of stockholders of the corporation, and all action which may be taken at any annual or special meeting of such stockholders, must be taken at a meeting, and may not be taken by written consent of stockholders.

                                  ARTICLE III
                                   DIRECTORS

         Section 1. The number of directors which shall constitute the whole board shall not be less than three (3). Subject to the minimum above specified, the number of Directors shall be determined, from time to time, only by the Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director.


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         Section 2. Commencing with the annual meeting of stockholders in
1998, the directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as possible as the then total number of directors constituting the entire board permits, pursuant to the provisions of the Corporation's Certificate of Incorporation and these Bylaws. The respective classes of directors shall be elected to terms of one, two and three years. At each subsequent annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected, by a plurality of the votes cast, to hold office for a term expiring at the annual meeting of the stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified.

         Section 3. Except as otherwise fixed by resolution of the Board of Directors pursuant to the Corporation's Certificate of Incorporation relating to the authorization of the Board of Directors to provide by resolution for the issuance of preferred stock and determine the rights of the holders of such preferred stock to elect directors, vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled solely by the Board of Directors, acting by not less than a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Any director so chosen shall hold office until the next election of the class for which such director was chosen and until his successor is duly elected and shall qualify, unless sooner removed. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10%) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

         Section 4. At and after such time as the Corporation becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the corporation at the annual meeting may be made at a meeting of stockholders, by or at the direction of the Board of Directors, by any committee or person appointed by the Board of Directors, or by any stockholder of the corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Article III, Section 3. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the executive offices of the corporation within the time period specified in Securities and Exchange Commission Rule 14a-8(e)(Question 5(2)). Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a


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Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Securities and Exchange Commission Regulation 14A; and (b) as to the stockholder giving the notice, (i) the name and address of the stockholder and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as Director of the corporation. No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth herein. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 5. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

                      MEETINGS OF THE BOARD OF DIRECTORS

         Section 6. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 7. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         Section 8. Special meetings of the board may be called by the Chairman of the Board or the President on four (4) days' notice to each director by mail or forty-eight (48) hours' notice to each director either personally or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of any two (2) directors unless the board consists of only one (1) director, in which case special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the sole director.

         Section 9. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the


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meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 10. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         Section 11. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS

         Section 12. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (1) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation.

         Section 13. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.



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                            COMPENSATION OF DIRECTORS

         Section 14. The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated fee for service as a director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                              REMOVAL OF DIRECTORS

         Section 15. Any director or the entire Board of Directors may be removed by the holders of a majority of shares entitled to vote at an election of directors only for cause. For purposes of these Bylaws, Acause@ means an act or acts by an individual involving the commission of a felony, willful misconduct, fraud, embezzlement, dishonesty, breach of fiduciary duty or violation or breach of a written employment or consulting agreement or of the Corporation=s policy as described in any policy manual or handbook, any of which acts cause the Corporation material damage.

                                   ARTICLE IV
                                     NOTICES

         Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or facsimile.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V
                                    OFFICERS

         Section 1. The officers of the corporation shall be elected by the Board of Directors and shall include a President and a Secretary. The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board of Directors may also elect a Treasurer and/or one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any


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number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

         Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a President and a Secretary and may also elect Vice Presidents and a Treasurer.

         Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

         Section 5. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

                            THE CHAIRMAN OF THE BOARD

         Section 6. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board and as may be provided by law.

         Section 7. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board and as may be provided by law.

                            CHIEF EXECUTIVE OFFICER

         Section 8. The Board shall designate a Chief Executive Officer of the corporation. In the absence of such a designation, the President shall be the Chief Executive Officer of the corporation. He shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         Section 9. In the absence of the Chairman and Vice Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors.


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                       THE PRESIDENT AND VICE PRESIDENT

         Section 10. The President shall have and may exercise such powers as are, from time to time, assigned to him by the Board and as may be provided by law. In the absence of the Chairman, Vice Chairman and Chief Executive Officer, he shall preside at all meetings of the stockholders and the Board of Directors.

         Section 11. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

         Section 12. In the absence of the President or in the event of his inability or refusal to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                      THE SECRETARY AND ASSISTANT SECRETARY

         Section 13. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         Section 14. The Assistant Secretary, or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


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                     THE TREASURER AND ASSISTANT TREASURERS

         Section 15. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

         Section 16. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

         Section 17. If required by the Board of Directors, the Treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 18. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI
                              CERTIFICATE OF STOCK

         Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.

         Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.


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         If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

         Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                TRANSFER OF STOCK

         Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


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                               FIXING RECORD DATE

         Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

         Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII
                               GENERAL PROVISIONS
                                    DIVIDENDS

         Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.


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                                     CHECKS

         Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

         Section 4. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

         Section 5. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                 INDEMNIFICATION

         Section 6. The corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware.

                                   INSURANCE

         Section 7. The corporation shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees or agents to the fullest extent permitted by the General Corporation Law of Delaware, whether or not the corporation would have the power to indemnify such person against such liability under such law.

                                  ARTICLE VIII
                                    AMENDMENT

         Section 1. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of


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

Directors by the certificate of incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

                            CERTIFICATE OF SECRETARY

         The undersigned, being the Secretary of IgX Corp., a Delaware corporation, does hereby certify the foregoing to be the Bylaws of said Corporation, as adopted by the directors of the Corporation and which remain in full force and effect as of the date hereof.

         Executed at ________________________ effective as of September 28, 1998.

                                                     ___________________________
                                                     Secretary


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